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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our reports on HeadHunter.NET, Inc. dated January 26, 2000 included in the Company's Form 10-K dated March 30, 2000 (as amended by the Company's Form 10-K/A filed with the SEC on April 6, 2000) and our report on Career Mosaic Inc. dated May 15, 2000 into this registration statement.



/s/ Arthur Andersen LLP


Atlanta, Georgia
June 16, 2000